                                  SCHEDULE 14C
                                 (RULE 14C-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[X]  Preliminary information statement   [_]  Confidential, for use of the
                                              Commission only
                                              (as permitted by Rule 14c-5(d)(2))
[_]  Definitive information statement

                            REWARD ENTERPRISES, INC.
       ------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules  14c-5(g) and 0-11.
(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                       WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                       PRELIMINARY INFORMATION STATEMENT
                             DATED: MARCH 26, 2004

                            REWARD ENTERPRISES, INC.
                          2033 MAIN STREET, SUITE 500
                            SARASOTA, FLORIDA 34237
                                 (941) 928-7394
                             INFORMATION STATEMENT


      This information statement (the "Information Statement") is furnished to the shareholders of Reward Enterprises, Inc., a Nevada corporation (the
"Company"), with respect to certain corporate actions of the Company. This information is first being provided to shareholders on or about April 12, 2004.

      The corporate actions involves three (3) proposals (the "Proposals"):

      1. To approve an amendment to the Company's Articles of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 200,000,000 shares to 5,000,000,000 shares.

      2. To approve an amendment to the Company's Articles of Incorporation to authorize 10,000,000 shares of preferred stock, par value $0.001 per share, of the Company.

      3.    To change the name of the Company to Magna Yachts, Inc.

ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 26, 2004 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF THE PROPOSALS. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S 44,165,000 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

                      BY ORDER OF THE BOARD OF DIRECTORS


/s/ Earl Ingarfield
-------------------------------

EARL INGARFIELD, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

Sarasota, Florida
March 26, 2004

                               TABLE OF CONTENTS
                                                                        PAGE NO.

ABOUT THE INFORMATION STATEMENT..............................................1
    What is the purpose of the information statement?........................1
    Who is entitled to notice?...............................................1
    What corporate matters will the principal shareholders vote for and how will they vote?..........................................................1
    What vote is required to approve the proposals?..........................2
STOCK OWNERSHIP..............................................................3
    Beneficial Owners........................................................3
PROPOSAL 1 - AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE
COMPANY'S AUTHORIZED SHARES OF COMMON STOCK..................................4
    Purpose of Increasing Number of Authorized Shares of Common Stock........4
PROPOSAL 2 - AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE SHARES OF
PREFERRED STOCK..............................................................6
    Purpose of Authorizing Shares of Preferred Stock.........................6
PROPOSAL 3 - AMENDMENT TO THE ARTICLES OF INCORPORATION  TO CHANGE THE COMPANY'S
NAME.........................................................................7
    Purpose of Changing the Company's Name...................................7
    Description Of Securities................................................7
    General..................................................................7
    Common Stock.............................................................7
    Warrants.................................................................7
    Options..................................................................7
    Dividends................................................................7
    Transfer Agent...........................................................8
    Anti-Takeover Effects Of Provisions Of The Artocles of Incorporation.....8
    Additional Information...................................................8
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON.....8
PROPOSALS BY SECURITY HOLDERS................................................8
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.................9

                            REWARD ENTERPRISES, INC.
                          2033 MAIN STREET, SUITE 500
                            SARASOTA, FLORIDA 34237
                                 (941) 928-7394
                             _____________________

                             INFORMATION STATEMENT
                                 MARCH 26, 2004
                           _________________________

      This information statement contains information related to certain corporate actions of Reward Enterprises, Inc., a Nevada corporation (the "Company"), and is expected to be mailed to shareholders on or about April 12, 2004.


                       ABOUT THE INFORMATION STATEMENT


WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

      This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principle shareholders.
Shareholders holding a majority of the Company's outstanding common stock are expected to act upon certain corporate matters outlined in this information statement, which action is expected to take place May 4, 2004, consisting of the approval of an amendment to the Company's Articles of Incorporation to increase the authorized common stock to 5,000,000,000 shares, the authorization of 10,000,000 shares of preferred stock, and to change the name of the Company to Magna Yachts, Inc.

WHO IS ENTITLED TO NOTICE?

      Each holder of an outstanding share of common stock of record on the close of business on the Record Date, March 26, 2004, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that hold in excess of fifty percent (50%) of the Company's 44,165,000 issued and outstanding shares of common stock have indicated that they will vote in favor of the Proposal. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the proposal is required.

WHAT CORPORATE MATTERS WILL THE PRINCIPAL SHAREHOLDERS VOTE FOR AND HOW WILL THEY VOTE?

      Shareholders holding a majority of the outstanding stock have indicated that they will vote for the following matters:

            o FOR the approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock from 200,000,000 to 5,000,000,000 shares. (see page 4).

            o FOR the approval of an amendment to the Company's Articles of Incorporation to authorize 10,000,000 shares of the Company's preferred stock. (see page 6).

            o FOR the approval of an amendment to the Company's Articles of Incorporation to change the name of the Company to Magna
                  Yachts, Inc. subject to the Company completing the Magna Yachts transaction. (see page 7).

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

      INCREASE AUTHORIZED SHARES OF COMMON STOCK. For the approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock from 200,000,000 to 5,000,000,000, the affirmative vote of a majority of the shares of common stock outstanding on the Record Date, or 22,082,501, will be required for approval. Shareholders holding in excess of 22,082,501 shares have indicated that they will vote for the approval of the amendment.

      AUTHORIZE SHARES OF PREFERRED STOCK. For the approval of an amendment to the Company's Articles of Incorporation to authorize 10,000,000 shares of the Company's preferred stock, the affirmative vote of a majority of the shares of common stock outstanding on the Record Date, or 22,082,501, will be required for approval. Shareholders holding in excess of 22,082,501 shares have indicated that they will vote for the approval of the amendment.

      CHANGE THE NAME OF THE COMPANY. For the approval of an amendment to the Company's Articles of Incorporation to change the name of the Company to Magna Yachts, Inc., the affirmative vote of a majority of the shares of common stock outstanding on the Record Date, or 22,082,501, will be required for approval. Shareholders holding in excess of 22,082,501 shares have indicated that they will vote for the approval of the amendment.

                                STOCK OWNERSHIP

BENEFICIAL OWNERS

      As of March 26, 2004, other than the persons identified below, no person owned beneficially more than five percent (5%) of the Company's common stock. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. There are no other classes or series of capital stock outstanding. As of March 26, 2004, the Company had 44,165,000 shares of common stock outstanding.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
----------------------------------------------------------------------------------------
                                                             AMOUNT AND
                                                             NATURE OF
                                     NAME AND                BENEFICIAL    PERCENTAGE OF
TITLE OF CLASS               ADDRESS OF BENEFICIAL OWNER     OWNERSHIP       CLASS (1)
---------------------------- ------------------------------- ------------- -------------

Common                       Bell Investments, LLC(2)        23,000,000          52.1%
                             2033 Main Street - Suite 500
                             Sarasota, FL 34237



                            SECURITY OWNERSHIP OF MANAGEMENT
----------------------------------------------------------------------------------------
                                                             AMOUNT AND
                                                             NATURE OF
                                     NAME AND                BENEFICIAL    PERCENTAGE OF
TITLE OF CLASS               ADDRESS OF BENEFICIAL OWNER     OWNERSHIP       CLASS (1)
---------------------------- ------------------------------- ------------- -------------
Common                       Earl Ingarfield(2)              23,000,000          52.1%
                             2033 Main Street - Suite 500
                             Sarasota, FL 34237

ALL OFFICERS AND DIRECTORS
  AS A GROUP (1) PERSON                                      23,000,000          52.1%


----------------
*     Less than 1%.


(1) Applicable percentage of ownership is based on 44,165,000 shares of common stock outstanding as of March 26, 2004 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of March 26, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


(2) Earl Ingarfield is the Manager of Bell Investments, LLC, and has the voting power and control over the 23,000,000 shares held by Bell Investments, LLC. Mr. Ingarfield is the President, Chief Executive Officer and sole Director of Reward Enterprises.

            PROPOSAL 1 - AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK

      The Company's sole director proposes an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 200,000,000 to 5,000,000,000 shares.

PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      The Company signed a non-binding letter of intent to acquire all of the outstanding shares of common stock of Magna Yachts, Inc., a Canadian corporation, in exchange for the issuance of 1,100,000,000 shares of the Company's common stock to the current shareholders of Magna Yachts, Inc. While this transaction is subject to due diligence and the execution of a definitive agreement, some of the increase shares of common stock authorized by this Proposal would be used for this transaction if it is consummated. Magna Yachts, d/b/a Moncton Yacht Builders was established three years ago to build the new hull design for the Nova Scotia Pilothouse Performance Trawlers 43' and 47'. They presently own molds for the 47' and 49' Nova Scotia Trawlers and some of the molds are completed for the 58' Nova Scotia March Harbor Edition. The current product line includes the 47', 49' and 58' trawler models. The 43' has been discontinued. They have drawings to build a new 36' and 42' lobseter luxury performance trawler line of boats. Construction on a new twenty-five thousand square foot factory has just been completed. During peak periods, Magna Yachts employs just over forty employees. A new president has recently been hired from the United States.

      In addition to the Magna Yachts, Inc. transaction set forth above, the Company's sole director believes that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions and other general corporate purposes. The Company's sole director believes that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, the Company's sole director believes that such transactions would increase the value of the Company to its shareholders. Other than as discussed above, the Company currently is not contemplating the issuance of any shares of common stock for any future financing, any future acquisitions transactions or other general corporate purposes.

      The amendment to the Company's Articles of Incorporation provides for the authorization of 4,800,000,000 additional shares of the Company's common stock. As of March 26, 2004, 44,165,000 shares of the Company's common stock were issued and outstanding.

      The amendment to the Company's Articles of Incorporation relating to the increase in authorized shares of common stock shall be filed with the Nevada Secretary of State so that Article IV of the Articles of Incorporation shall be, in part, as follows:

                         ARTICLE SIX- AUTHORIZED SHARES

            The  Corporation  shall have the  authority  to issue  Five  Billion
            (5,000,000,000)   shares  of  Common  Stock,  $.001  par  value  per
            share....

      There are certain advantages and disadvantages of voting for an increase in the Company's authorized common stock . The advantages include:

      o The ability of the Company to consummate the Magna Yachts, Inc. transaction.

      o The ability to raise capital by issuing capital stock through possible financing transactions, if any.

      o To have shares of common stock available to pursue business expansion opportunities, if any.

      The disadvantages include:

      o Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

            PROPOSAL 2 - AMENDMENT TO THE ARTICLES OF INCORPORATION
                     TO AUTHORIZE SHARES OF PREFERRED STOCK

      The Company's sole director proposes an amendment to the Company's Articles of Incorporation to authorize 10,000,000 shares of preferred stock. The power to determine the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock shall be vested with the board of directors under the proposed amendment.


PURPOSE OF AUTHORIZING SHARES OF PREFERRED STOCK

      The Company's sole director believes that it is also desirable to have authorized shares of preferred stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. The Company's sole director believes that having authorized shares of preferred stock available for issuance in the future should give the Company greater flexibility, as the voting powers, designations, preferences and rights of the shares of preferred stock, as well as the issuance of such shares of preferred stock may be established without the expense and delay of a special shareholders' meeting. Although such issuance of preferred shares with respect to future financings and acquisitions would dilute existing shareholders if the shares are convertible into shares of common shares, the sole director believes that such transactions would increase the value of the Company to its shareholders. The Company currently is not contemplating the issuance of any shares of preferred stock for any future financing, any future acquisitions transactions or other general corporate purposes.

      The amendment to the Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that Article IV of the Certificate of Incorporation shall be as follows:

                        ARTICLE SIX- AUTHORIZED SHARES

            The Corporation shall have the authority to issue Five Billion (5,000,000,000) shares of Common Stock, $.001 par value per share and Ten Million (10,000,000) shares of Preferred Stock, $.001 par value per share. The Board of Directors is expressly vested the authority to determine and establish, from time to time by duly adopted resolution, the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock.

      There  are  certain   advantages  and  disadvantages  of  voting  for  the
authorization of shares of preferred stock. The advantages include:

      o The ability to raise capital by issuing preferred stock under possible financing transactions, if any.

      o To have shares of preferred stock available to pursue business expansion opportunities, if any.

      The disadvantages include:

      o Dilution to the existing shareholders, which could cause the market price of our stock to decline.

      o The issuance of authorized but unissued preferred stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company's Board of Directors, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

            PROPOSAL 3 - AMENDMENT TO THE ARTICLES OF INCORPORATION
                          TO CHANGE THE COMPANY'S NAME

      The Company's sole director proposes an amendment to the Company's Articles of Incorporation to change the name of the Company from Reward Enterprises, Inc., to Magna Yachts, Inc., subject to the consummation of the Magna Yachts transaction.

PURPOSE OF CHANGING THE COMPANY'S NAME

      The Company has ceased all of its prior operations and is in the process of changing its operations. The Company's sole director believes it is in the best interest of the Company and the shareholders to change the Company's name to Magna Yachts, Inc. if the Magna Yachts transaction is consummated so that the Company's name more accurately reflects the Company's operations.

DESCRIPTION OF SECURITIES

GENERAL

      The Company's authorized capital consists of 200,000,000 shares of common stock, par value $0.001 per share. At March 26, 2004, there were 44,165,000 outstanding shares of common stock and no authorized shares of preferred stock. Set forth below is a description of certain provisions relating to the Company's capital stock. For additional information, please refer to the Company's Articles of Incorporation and By-Laws and the Nevada General Corporate Laws.

COMMON STOCK

      Each  outstanding  share  of  common  stock  has one  vote on all  matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board of Directors out of the funds legally available therefore at that time. It is the Company's present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

WARRANTS

      The Company has no outstanding warrants.

OPTIONS

      The Company has no outstanding options.

DIVIDENDS

      The Company has not declared or paid cash dividends on its common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company's operations, its capital requirements, and its overall financial condition.

TRANSFER AGENT

      TRANSFER AGENT AND REGISTRAR. The Company's transfer agent is Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

      AUTHORIZED AND UNISSUED STOCK. Authorized but unissued shares of common stock and preferred stock would be available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings  to raise  additional  capital,  corporate  acquisitions  and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of Directors' desires at that time. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

      The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors at that time to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company's management.

ADDITIONAL INFORMATION

      INCORPORATION BY REFERENCE. Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended June 30, 2003, and the Company's Quarterly Report on Form 10-QSB for the three months ended December 31, 2003, which are being delivered to the shareholders with this information statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive Information statement will include a manually signed copy of the accountant's report.

    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

      (a) No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

      (b) As the Company currently has one director, no director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this information statement.

                         PROPOSALS BY SECURITY HOLDERS

      No security holder has requested the Company to included any proposals in this information statement.

          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

      Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 2033 Main Street, Suite 500, Sarasota, Florida 34237; or by calling the Company at (941) 928-7394 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ Earl Ingarfield
                                           -------------------------------------
                                           Earl Ingarfield
                                           President,  Chief  Executive  Officer
                                             and Director
Sarasota, Florida
March 26, 2004